UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 24, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On February 24, 2009, MGM MIRAGE, a Delaware corporation (the “Company”), submitted a request to borrow $842 million under its $4.5 billion senior revolving credit facility, which amount represented, after giving effect to $93 million in outstanding letters of credit, the total amount of unused borrowing capacity available under its $7.0 billion senior credit facility. The borrowing request, which was fully funded as of February 26, 2009, was made in light of the continuing instability in the capital markets and uncertain state of the global economy. The senior credit facility is governed by the Fifth Amended and Restated Loan Agreement (the “Fifth Loan Agreement”), dated October 3, 2006, by and among the Company, MGM Grand Detroit, LLC, a Delaware limited liability company, as initial co-borrower, and the lenders named therein, as such Fifth Loan Agreement was amended by Amendment No. 1 thereto (“Amendment No.1”) on September 30, 2008. The funds from such additional borrowings will be used for general corporate purposes.
     The Fifth Loan Agreement and Amendment No. 1 are described under Item 1.01 in the Company’s Current Report on Form 8-K dated October 3, 2006 and under Item 1.01 in the Company’s Current Report on Form 8-K dated September 30, 2008, respectively, which descriptions are incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: February 27, 2009	By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Senior Vice President — Assistant General Counsel & Assistant Secretary